EXHIBIT 10.2


                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

     This AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of November 17, 2008, by and among the Citizens South Bank (the "Bank"), a federally chartered savings bank and a wholly-owned subsidiary of the Citizens South Banking Corporation (the "Company"), and James Louis Brewer (the "Executive").

     WHEREAS, the Executive is currently employed as a Senior Vice President of the Bank, pursuant to an employment agreement between the Bank and the Executive originally entered into as of September 1, 2007 (the "Original Agreement");

     WHEREAS, the Bank desires to assure itself of the continued services of Executive and in consideration for such continued services is willing to establish minimum severance benefits for the Executive in the event of a termination of employment;

     WHEREAS, the Bank desires to amend and restate the Original Agreement in order to make changes to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), as well as certain other changes;

     WHEREAS,  the Bank  desires  to  ensure  that the  Bank is  assured  of the
continued   availability  of  the  Executive's  services  as  provided  in  this
Agreement;

     WHEREAS, the Executive is willing to serve the Bank on the terms and conditions hereinafter set forth; and

     NOW THEREFORE, in consideration of these premises, the mutual covenants contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

                                    ARTICLE 1
                                   EMPLOYMENT

     The Bank hereby employs the Executive as Senior Vice President in accordance with the terms and conditions of this Agreement and for the period stated in Article 3. The Executive hereby accepts employment in accordance with the terms and conditions of this Agreement, effective on the date first written above (the "Effective Date") and for the period stated in Article 3. The Executive also agrees to serve as an officer or director of any subsidiary or affiliate of the Bank, if elected. For purposes of this Agreement, the term "affiliate" means any entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Bank.

                                    ARTICLE 2
                                     DUTIES

     As Senior Vice President of the Bank, the Executive shall serve under the direction of the Bank's President and Chief Executive Officer ("CEO"), and the Bank's Board of Directors (the "Board"). The Executive shall report directly to

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the Executive Vice President,  Commercial Banking Group, or such other executive officer as directed by the President and CEO. He shall serve the Bank faithfully, diligently, competently, and to the best of his ability, and he shall exclusively devote his full time, energy, and attention to the business of the Bank and to the promotion of the Bank's interests throughout the term of this Agreement. Without the written consent of the President and CEO, the Executive shall not render services to or for any person, firm, corporation, or other entity or organization in exchange for compensation, regardless of the form in which such compensation is paid and regardless of whether it is paid directly or indirectly to the Executive. Nothing in this Article 2 shall prevent the Executive from managing his personal investments and affairs, provided that doing so does not interfere with the proper performance of his duties and responsibilities with the Bank.

                                    ARTICLE 3
                               TERM OF EMPLOYMENT

     The term of this Agreement shall commence as of the date first above written and shall expire on September 1, 2010.

                                    ARTICLE 4
                         COMPENSATION AND OTHER BENEFITS

     4.1 BASE SALARY. In consideration of the Executive's performance of his obligations under this Agreement, the Bank shall pay or cause to be paid to the Executive a salary at the annual rate of not less than $135,000, payable in such installments as employees in general are paid. The Executive's salary may be increased but may not be reduced without his written consent. It is anticipated that the Executive's salary will be increased annually in conjunction with his annual performance review. The Executive's salary, as the same may be increased from time to time, is referred to in this Agreement as the "Base Salary."

     4.2 BENEFIT PLANS AND PERQUISITES. The Executive shall be entitled throughout the term of this Agreement to participate in any and all officer or employee compensation, bonus, incentive, and benefit plans in effect from time to time and available to employees and officers in general (on such terms as such plans are made available to employees and officers), including, without limitation, plans providing pension, medical, dental, disability, and group life benefits, including the Bank's 401(k) Plan, and to receive any and all other fringe benefits provided from time to time, provided that the Executive satisfies the eligibility requirements for any such plans or benefits.

     4.3 VACATION. The Executive shall be entitled to paid annual vacation and sick leave in accordance with the policies established from time to time by the Bank. The Executive shall not be entitled to any additional compensation for failure to use allotted vacation or sick leave, nor shall the Executive be entitled to accumulate unused sick leave or vacation days from one year to the next, unless permitted under the policies of the Bank then in effect.

     4.4 INDEMNIFICATION.

     (a) The Bank shall indemnify Executive to the fullest extent permitted against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be


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involved by reason of his having been an officer of the Bank  (whether or not he continues to be an officer at the time of incurring such expenses or liabilities) such expenses and liabilities to include, but not be limited to,
judgments,   court  costs  and  attorneys'  fees  and  the  cost  of  reasonable settlements (such settlements must be approved by the Board), provided that the Bank shall not be required to indemnify or reimburse Executive for legal expenses or liabilities incurred in connection with an action, suit or proceeding arising from any illegal or fraudulent act committed by Executive. Any such indemnification shall be made consistent with Section 545.121 of the Office of Thrift Supervision ("OTS") Regulations and Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. ss. 1828(k), and the regulations issued thereunder in 12 C.F.R. Part 359.

     (b) No indemnification shall be made unless the Bank gives the OTS at least 60 days' notice of its intention to make such indemnification. Such notice shall state the facts on which the action arose, the terms of any settlement, and any disposition of the action by a court. Such notice, a copy thereof, and a certified copy of the resolution containing the required determination by the Board, and shall be sent to the regional director of the OTS, who shall promptly acknowledge receipt thereof. The notice period shall run from the date of such receipt. No such indemnification shall be made if the OTS advises the Bank in writing within such notice period, of its objection thereto.

                                    ARTICLE 5
                            TERMINATION OF EMPLOYMENT

     5.1 TERMINATION BY THE EMPLOYER.

     (a) Death or Disability. The Executive's employment shall terminate automatically and without further obligation on the date of the Executive's death (other than the payment of Base Salary through the date of death).

     The Bank may terminate this Agreement if the Executive is disabled. For purposes of this Agreement, the Executive shall be deemed to be "disabled" if the Executive: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death, or last for a continuous period of not less than 12 months; (ii) by reason of any medically determinable physical or mental impairment that can be expected to result in death, or last for a continuous period of not less than 12 months, the Executive is receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Bank; or (iii) is determined to be totally disabled by the Social Security Administration. The Executive shall be entitled to receive benefits under any short or long-term disability plan maintained by the Bank.

     (b) Termination  Without Cause. With written notice to the Executive thirty
(30) days in advance, the Bank may terminate the Executive's employment for any reason and without Cause. If requested by the Bank in the aforementioned notice, upon receipt of the notice Executive shall refrain from performing services at the offices of the Bank, and/or refrain from acting or holding himself out to the public as acting on behalf of the Bank (and any affiliates thereof). Notwithstanding the foregoing, if Executive is requested to refrain from providing any further services as outlined in the preceding sentence, he shall nevertheless be entitled to receive his Base Salary and all benefits previously provided him for the duration of the thirty day notice period.


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     (c)  Termination  With Cause.  Effective  on the date on which  termination notice is given to the Executive and without the requirement of advance notice to the Executive, the Bank may terminate the Executive's employment with Cause.
For  purposes  of  this  Agreement,   "Cause"  means  the  Executive's  personal
dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, material breach of the Bank's Code of Ethics, material violation of the Sarbanes-Oxley requirements for officers of public companies that in the reasonable opinion of the CEO or the Board will likely cause substantial financial harm or substantial injury to the reputation of the Bank, willfully engaging in actions that in the reasonable opinion of the CEO or the Board will likely cause substantial financial harm or substantial injury to the business reputation of the Bank, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than routine traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the contract.

     5.2 TERMINATION BY THE EXECUTIVE. The Executive may terminate his employment with written notice to the Bank thirty (30) days in advance, whether with or without Good Reason. If the Executive terminates with Good Reason, the termination will take effect at the conclusion of the 30-day period unless the event or circumstance constituting Good Reason is cured by the Bank or unless the notice of termination for Good Reason is revoked by the Executive within the 30-day period. For purposes of this Agreement, "Good Reason" means the occurrence of any of the following events:

     (a) REDUCED BASE SALARY OR BENEFITS: a material reduction in the benefits and perquisites, including a reduction in Base Salary, being provided to Executive relative to those being provided as of the Effective Date (except for any reduction that is part of a reduction in pay or benefits that is generally applicable to officers or employees),

     (b) REDUCED RESPONSIBILITIES OR STATUS: assignment to the Executive of duties that are materially inconsistent with the Executive's position as Senior Vice President,

     (c) MATERIAL BREACH: a material breach of this Agreement by the Bank that is not corrected within thirty (30) days following notice from Executive, and

     (d) RELOCATION OF THE EXECUTIVE: requiring the Executive to change his principal work location, to any location that is more than fifty (50) miles from the location on the date of this Agreement.

     5.3 NOTICE. Any purported termination by the Bank or by the Executive shall be communicated by written notice of termination to the other. The notice must state the specific termination provision of this Agreement relied upon. Except for termination for Cause, which becomes effective upon receipt by Executive of the notice, a termination of employment shall become effective 30 days after receipt of the notice. If termination is for Cause or with Good Reason, the notice must state in reasonable detail the facts and circumstances forming the basis for termination.


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                                    ARTICLE 6
                   COMPENSATION AND BENEFITS AFTER TERMINATION

     6.1 CAUSE. If the Executive's employment terminates for Cause, the Executive shall receive the Base Salary to which he was entitled through the date on which termination becomes effective and any other benefits that may be available to him under the Bank's benefit plans and policies in effect on the date of termination. Executive shall not be entitled to any further payments or benefits.

     6.2 TERMINATION BY THE EXECUTIVE OTHER THAN FOR GOOD REASON. If the Executive terminates employment other than for Good Reason, the Executive shall receive the Base Salary to which he is entitled, and any other benefits that may be available to him under the Bank's benefit plans and policies, through the date on which his termination becomes effective.

     6.3 CONTINUED BASE SALARY IN THE CASE OF TERMINATION BECAUSE OF DISABILITY. If the Executive's employment terminates because of disability, the Executive shall receive the benefits provided under any disability program sponsored by the Bank. To the extent that such benefits are less than Executive's Base Salary, the Bank shall pay the Executive an amount equal to the difference between such disability plan benefits and the amount of Executive's Base Salary for the remaining term of this Agreement. Any payments required hereunder shall commence within thirty (30) days from the Executive's termination due to disability and be payable in semi-monthly installments.

     6.4 TERMINATION BY THE BANK WITHOUT CAUSE AND TERMINATION BY EXECUTIVE FOR GOOD REASON OTHER THAN FOLLOWING A CHANGE IN CONTROL. If the Bank terminates the Executive's employment without Cause or if the Executive terminates employment for Good Reason, the Executive shall (i) continue to receive his Base Salary and other employee benefits through the date of the termination, (ii) receive a lump sum cash payment from the Bank equal to one-half of the Base Salary in effect immediately prior to the notice of termination, which payment shall be made by the Bank no later than the date of termination, or in the event the Executive is a Specified Employee (within the meaning of Treasury Regulations ss.1.409A-1(i)), and to the extent necessary to avoid penalties under Code
Section 409A, payment shall be made to the Executive on the first day of the seventh month following the date of termination, and (iii) continue to receive life insurance and non-taxable medical and dental coverage, substantially identical to the coverage maintained by the Bank for the Executive immediately prior to his termination (except to the extent such coverage is changed in application to all employees or officers), which coverage shall continue for a period of six (6) months following the date of termination.

     The Bank and the Executive acknowledge and agree that the compensation and benefits under this Section 6.4 shall not apply if the Bank terminates the Executive's employment without Cause or if the Executive terminates employment for Good Reason, in either case as of or following a Change in Control, as provided in Section 7.


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     6.5 SEPARATION  FROM SERVICE.  For purposes of Section 6.4,  termination by the Bank without Cause and the Executive's termination of employment for Good Reason as used herein shall be construed to require a "Separation from Service" as defined in Code Section 409A and the Treasury Regulations promulgated thereunder, provided, however, that the Bank and the Executive reasonably anticipate that the level of bona fide services the Executive would perform after termination would permanently decrease to a level that is less than 50% of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding 36-month period.

                                    ARTICLE 7
                           CHANGE IN CONTROL BENEFITS

     7.1 CHANGE IN CONTROL TERMINATION BENEFITS.

     (a) TERMINATION OF EXECUTIVE OR THE EXECUTIVE'S VOLUNTARY RESIGNATION FROM THE BANK'S EMPLOY FOR ANY REASON AFTER A CHANGE IN CONTROL. If a Change in Control occurs during the term of this Agreement, the Executive shall be entitled to the lump sum cash payment specified in paragraph (b) and the benefits provided in (c) below if the Executive's employment is involuntarily terminated by the Bank without Cause at any time after the Change in Control or if the Executive voluntarily resigns from employment for any reason at any time after the Change in Control.

     (b) LUMP SUM CASH PAYMENT. the Bank shall make or cause to be made a lump sum cash payment to the Executive in an amount equal to the greater of (i) the Base Salary in effect immediately prior to the Change in Control, or (ii) the Base Salary in effect immediately prior to the termination of employment. The payment required under this paragraph (b) is payable no later than five (5) BUSINESS DAYS AFTER THE EXECUTIVE'S EMPLOYMENT terminates, or in the event the Executive is a Specified Employee (within the meaning of Treasury Regulations ss.1.409A-1(i)), and to the extent necessary to avoid penalties under Code
Section 409A, payment shall be made to the Executive on the first day of the seventh month after the Executive's employment terminates.

     (c) INSURANCE COVERAGE. Executive shall be entitled to continued life insurance and non-taxable medical and dental coverage, substantially identical to the coverage maintained by the Bank (or its successor) for Executive immediately prior to his termination (except to the extent such coverage is changed in application to all employees or officers), which coverage shall continue for a period of twelve (12) months following the effective date of termination.

     (d) SEPARATION FROM SERVICE. For purposes of Section 7.1, the Executive's termination of employment following a Change in Control shall be construed to require a "Separation from Service" as defined in Code Section 409A and the Treasury Regulations promulgated thereunder, provided, however, that the Bank and the Executive reasonably anticipate that the level of bona fide services the Executive would perform after termination would permanently decrease to a level that is less than 50% of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding 36-month period.



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     7.2  DEFINITION  OF CHANGE IN  CONTROL.  For  purposes  of this  Agreement,
"Change in Control" means any one of the following events occurs:

     (a) CHANGE IN OWNERSHIP OF THE COMPANY OR THE BANK. A change in the ownership of the Company or the Bank (collectively, as applicable, the "Employers") shall occur on the date that any one person, or more than one person acting as a group (as defined in Treasury Regulation Section
1.409A-3(i)(5)(v)(B)), acquires ownership of stock of the Employers that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Employers. However, if any one person or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of the stock of the Employers, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the Employers (or to cause a change in the effective control of the Employers (within the meaning of paragraph (b) below). An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the corporation acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this section. This paragraph (a) applies only when there is a transfer of stock of a corporation (or issuance of stock of a corporation) and stock in such corporation remains outstanding after the transaction

     (b) CHANGE IN THE EFFECTIVE CONTROL OF THE COMPANY OR THE BANK. A change in the effective control of the Employers shall occur on the date that either (i) any one person, or more than one person acting as a group (as defined in Treasury Regulation Section 1.409A-3(i)(5)(v)(B)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the corporation possessing 30 percent or more of the total voting power of the stock of such corporation; or
(ii) a majority of members of the corporation's board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the corporation's board of directors prior to the date of the appointment or election, provided that for purposes of this paragraph (b)(ii), the term corporation refers solely to a corporation for which no other corporation is a majority shareholder. In the absence of an event described in paragraph (i) or (ii), a change in the effective control of a corporation will not have occurred. If any one person, or more than one person acting as a group, is considered to effectively control a corporation (within the meaning of this paragraph (b)), the acquisition of additional control of the corporation by the same person or persons is not considered to cause a change in the effective control of the corporation (or to cause a change in the ownership of the corporation within the meaning of paragraph (a)). Persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering.

     (c) CHANGE IN THE OWNERSHIP OF A SUBSTANTIAL PORTION OF THE COMPANY'S OR BANK'S ASSETS. A change in the ownership of a substantial portion of the Employer's assets shall occur on the date that any one person, or more than one person acting as a group (as defined in Treasury Regulation Section 1.409A-3(i)(5)(vii)(C)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the corporation that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the corporation immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. There is no Change in Control under this paragraph (c) when there is a transfer to an entity that is controlled by the shareholders of the transferring corporation immediately after the transfer.


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     Each  of the  subparagraphs  (a)  through  (c) of  this  Section  shall  be construed and interpreted consistent with the requirements of Code Section 409A and any Treasury Regulations or other guidance issued thereunder.

     7.3 NO MULTIPLE SEVERANCE PAYMENTS. If the Executive receives payment under
Section 7.1 he shall not be entitled to any additional  severance benefits under
Section 6.4 of this Agreement.

                                    ARTICLE 8
                          POST TERMINATION OBLIGATIONS

     8.1 NON-COMPETITION AND NON-SOLICITATION. The Executive hereby covenants and agrees that, for a period of six months following any termination of his employment, other than a termination of employment following a Change in Control, he shall not, without the written consent of the Bank, either directly or indirectly:

          (i) solicit, offer employment to, or take any other action intended (or that a reasonable person acting in like circumstances would expect) to have the effect of causing any officer or employee of the Bank or any of its affiliates to terminate his or her employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any business whatsoever that competes with the business of the Bank or any of its affiliates or has headquarters or offices within 50 miles of the locations in which the Bank or its affiliates has business operations or has filed an application for regulatory approval to establish an office;

          (ii) become an officer, employee, consultant, director, independent contractor, agent, sole proprietor, joint venturer, greater than 5% equity-owner or stockholder, partner or trustee of or provide services for compensation in any capacity whatsoever to, any savings bank, savings and loan association, savings and loan holding company, credit union, bank or bank holding company, insurance company or agency, any mortgage or loan broker or any other financial services entity or business whatsoever that competes with the business of the Bank or any of its affiliates or has headquarters or offices within 50 miles of Cornelius, North Carolina; provided, however, that this restriction shall no apply if the Executive's employment is terminated, either by Executive, with or without Good Reason, or by the Bank, following a Change in Control; or

          (iii) solicit, provide any information, advice or recommendation or take any other action intended (or that a reasonable person acting in like circumstances would expect) to have the effect of causing any customer of the Bank or its affiliates to terminate an existing business or commercial relationship with the Bank or its affiliates.

     8.2 FURTHER ASSISTANCE. Executive shall, upon reasonable notice, furnish such information - and assistance to the Bank and/or its affiliates, as may reasonably be required by the Bank and/or its affiliates, in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party; provided, however, that Executive shall not be required to provide information or assistance with respect to any litigation between the Executive and the Bank, or any of its affiliates.


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     8.3 EQUITABLE  REMEDIES.  All payments and benefits to the Executive  under this Agreement shall be subject to the Executive's compliance with this Section. The parties hereto, recognizing that irreparable injury will result to the Bank, its business and property in the event of the Executive's breach of this Section, agree that, in the event of any such breach by the Executive, the Bank will be entitled, in addition to any other remedies and damages available, to an injunction to restrain the violation hereof by the Executive and all persons acting for or with the Executive. The Executive represents and admits that the Executive's experience and capabilities are such that the Executive can obtain employment in a business engaged in other lines and/or of a different nature than the Bank, and that the enforcement of a remedy by way of injunction will not prevent the Executive from earning a livelihood. Nothing herein will be construed as prohibiting the Bank from pursuing any other remedies for such breach or threatened breach, including the recovery of damages from the Executive.

                                    ARTICLE 9
                                  MISCELLANEOUS

     9.1 SUCCESSORS AND ASSIGNS.

     (a) THIS AGREEMENT IS BINDING ON THE BANK'S SUCCESSORS. This Agreement shall be binding upon the Bank and any successor to the Bank, including any persons acquiring directly or indirectly all or substantially all of the business or assets of the Bank by purchase, merger, consolidation, reorganization, or otherwise. Any such successor shall thereafter be deemed to be "the Bank" for purposes of this Agreement. But this Agreement and the Bank's obligations under this Agreement are not otherwise assignable, transferable, or delegable by the Bank. By agreement in form and substance satisfactory to the Executive, the Bank shall require any successor to all or substantially all of the business or assets of the Bank expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Bank would be required to perform if no such succession had occurred.

     (b) THIS AGREEMENT IS ENFORCEABLE BY THE EXECUTIVE AND HIS HEIRS. This Agreement will inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, and legatees.

     (c) THIS AGREEMENT IS PERSONAL IN NATURE AND IS NOT ASSIGNABLE. This Agreement is personal in nature. Without written consent of the other parties, no party shall assign, transfer, or delegate this Agreement or any rights or obligations under this Agreement, except as expressly provided herein. Without limiting the generality or effect of the foregoing, the Executive's right to receive payments hereunder is not assignable or transferable, whether by pledge, creation of a security interest, or otherwise, except for a transfer by the Executive's will or by the laws of descent and distribution. If the Executive attempts an assignment or transfer that is contrary to this Section 9.1, the Bank shall have no liability to pay any amount to the assignee or transferee.

     9.2 GOVERNING LAW, JURISDICTION AND FORUM. This Agreement shall be construed under and governed by the internal laws of the State of North Carolina, without giving effect to any conflict of laws provision or rule (whether of the State of North Carolina or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of North Carolina. By entering into this Agreement, the Executive acknowledges that he is subject to the jurisdiction of both the federal and state courts in the State of North Carolina. Any actions or proceedings instituted under this Agreement shall be brought and tried solely in courts located in Gaston County, North Carolina or in the federal court having jurisdiction in Gastonia, North Carolina. The Executive expressly waives his rights to have any such actions or proceedings brought or tried elsewhere.

     9.3 ENTIRE AGREEMENT. This Agreement sets forth the entire agreement of the parties concerning the employment of the Executive by the Bank, and any oral or written statements, representations, agreements, or understandings made or entered into prior to or contemporaneously with the execution of this Agreement, are hereby rescinded, revoked, and rendered null and void by the parties. Benefits payable under this Agreement shall not be reduced by other benefits paid to the Executive by the Bank.

     9.4 NOTICES. Any notice under this Agreement shall be deemed to have been effectively made or given if in writing and personally delivered, delivered by mail properly addressed in a sealed envelope, postage prepaid by certified or registered mail, delivered by a reputable overnight delivery service, or sent by facsimile. Unless otherwise changed by notice, notice shall be properly addressed to the Executive if addressed to the address of the Executive on the books and records of the Bank at the time of the delivery of such notice, and properly addressed to the Bank if addressed to the Bank at 519 South New Hope Road, Gastonia, North Carolina 28054-4040, Attention: Corporate Secretary.

     9.5 SEVERABILITY. In the case of conflict between any provision of this Agreement and any statute, regulation, or judicial precedent, the latter shall prevail, but the affected provisions of this Agreement shall be curtailed and limited solely to the extent necessary to bring them within the requirements of law. If any provision of this Agreement is held by a court of competent jurisdiction to be indefinite, invalid, void or voidable, or otherwise unenforceable, the balance of this Agreement shall continue in full force and effect unless such construction would clearly be contrary to the intentions of the parties or would result in an injustice.

     9.6 CAPTIONS AND COUNTERPARTS. The captions in this Agreement are solely for convenience. The captions in no way define, limit, or describe the scope or intent of this Agreement This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     9.7 NO DUTY TO MITIGATE. the Bank hereby acknowledges that it will be difficult and could be impossible (a) for the Executive to find reasonably comparable employment after his employment terminates, and (b) to measure the amount of damages the Executive may suffer as a result of termination. Additionally, the Bank acknowledges that its general severance pay plans do not provide for mitigation, offset, or reduction of any severance payment received thereunder. Accordingly, the Bank further acknowledges that the payment of severance and termination benefits under this Agreement is reasonable and shall be liquidated damages. The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment. Moreover, the amount of any payment provided for in this Agreement shall not be reduced by any compensation earned or benefits provided as the result of employment of the Executive or as a result of the Executive being self-employed after termination of his employment.

     9.8 AMENDMENT AND WAIVER. This Agreement may not be amended, released, discharged, abandoned, changed, or modified in any manner, except by an instrument in writing signed by each of the parties hereto. The failure of any party hereto to enforce at any tune any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part thereof or the right of any party thereafter to enforce each and every such provision. No waiver or any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

                                   ARTICLE 10
                               REQUIRED PROVISIONS

     10.1 BANK'S RIGHT TO TERMINATE THE EXECUTIVE'S EMPLOYMENT. The Bank's Board of Directors may terminate the Executive's employment at any time, but any termination by the Board of Directors, other than termination for Cause, shall not prejudice the Executive's right to compensation or other benefits under this Agreement. The Executive shall not have the right to receive compensation or other benefits for any period after termination for Cause.

     10.2 SUSPENSION OF BANK'S OBLIGATIONS IF THE EXECUTIVE IS SUSPENDED. If the Executive is suspended from office or temporarily prohibited from participating in the Bank's affairs by a notice served under section 8(e)(3) (12 U.S.C. 1818(e)(3)) or 8(g) (12 U.S.C. 1818(g)) of the Federal Deposit Insurance Act, Citizen South's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (1) pay the Executive all or part of the compensation withheld while the Bank's obligations were suspended and (2) reinstate in whole or in part any of the obligations that were suspended.

     10.3 TERMINATION OF BANK'S OBLIGATIONS IF THE EXECUTIVE IS REMOVED. If the Executive is removed or permanently prohibited from participating in the Bank's affairs by an order issued under section 8(e) (12 U.S.C. 1818(e)) or 8(g) (12 U.S.C. 1818(g)) of the Federal Deposit Insurance Act, all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the parties shall not be affected.

     10.4 TERMINATION IF BANK IS IN DEFAULT. If the Bank is in default as defined in section 3(x) (12 U.S.C. 1813(x)(1)) of the Federal Deposit Insurance Act, all obligations of the Bank under this Agreement shall terminate as of the date of default, but this paragraph 10.4 shall not affect any vested rights of the parties.

     10.5 TERMINATION ASSOCIATED WITH REGULATORY ACTION. All obligations of the Bank under this Agreement shall terminate, except to the extent determined that continuation of the contract is necessary for the continued operation of the institution, (1) by the Director of the OTS or the Director's designee, when the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in section 13(c) of the Federal Deposit Insurance Act (12 U.S.C. 1823(c)), or (2) by the Director or the Director' designee when the OTS approves a supervisory merger to resolve problems related to the operations of the Bank or when the Bank is determined by the OTS or by the Federal Deposit Insurance Corporation to be in an unsafe or unsound condition. Vested rights of the parties shall not be affected, however.

     10.6 PAYMENTS ARE SUBJECT TO COMPLIANCE WITH 12 U.S.C. 1828(K). Any payments made to the Executive under this Agreement or otherwise are subject to and conditioned upon their compliance with section 18(k) of the Federal Deposit Insurance Act (12 U.S.C. 1828(k)) and any regulations promulgated thereunder.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

WITNESS:                                   CITIZENS SOUTH BANK

/s/ Paul L. Teem, Jr.                      /s/ Kim S. Price
----------------------------------         -------------------------------------
Paul L. Teem, Jr.                          Kim S. Price
                                           President and Chief Executive Officer


WITNESS:                                   EXECUTIVE

/s/ Paul L. Teem, Jr.                      /s/ James Louis Brewer
----------------------------------         -------------------------------------
Paul L. Teem, Jr.                          James Louis Brewer